EXECUTION COPY

                           VOTING AND TENDER AGREEMENT


                  THIS VOTING AND TENDER AGREEMENT (the "Agreement") dated as of May 15, 2002, among Kellwood Company, a Delaware corporation ("Kellwood"), and Citicorp Venture Capital, Ltd, a New York corporation, CCT Partners III, L.P., a Delaware limited partnership, and Citicorp Mezzanine Partners, L.P., a Delaware limited partnership (each a "Stockholder," and collectively, the "Stockholders"), collectively the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of 849,255 shares of the common stock, $.01 par value (the "Common Stock") and 11,396,046 shares of the Class B Common Stock, $.01 per value (the "Class B Common Stock," and, together with the Common Stock, collectively known as the "Shares"), of Gerber Childrenswear, Inc., a Delaware corporation (the "Company").

                  WHEREAS, Kellwood, Cradle, Inc., a Delaware corporation and a wholly owned subsidiary of Kellwood ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides (on the terms and subject to the conditions set forth therein) for the commencement of an offer by Merger Sub in which each of the issued and outstanding Shares may be exchanged for the right to receive from Kellwood (A) a fraction of a share of common stock, par value $0.01 per share of Kellwood as determined in accordance with the Merger Agreement and (B) cash, without interest, in an amount to be paid in accordance with the Merger Agreement (the "Offer"), followed by either the merger of the Company with and into the Merger Sub or the merger of Merger Sub with and into the Company (the "Merger"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

                  WHEREAS, in order to induce Kellwood to commence the Offer, for the benefit of all stockholders of the Company, including the Stockholders, Kellwood has requested that the Stockholders, and the Stockholders have agreed, to enter into this Agreement.

                  NOW,  THEREFORE,  in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                  TENDER OFFER

                  SECTION 1.1. Tender of Shares. Each Stockholder shall tender all Shares owned by the Stockholder as of the date of the commencement of the Offer into the Offer as promptly as practicable, and in no event later than the twentieth business day, following the commencement by Merger Sub of the Offer pursuant to Section 1.1 of the Merger Agreement, and the Stockholders shall not withdraw any Shares so tendered unless the Offer is terminated, or the Offer has expired, without Merger Sub or Kellwood purchasing all Common Stock and Class B Common Stock of the Company validly tendered in the Offer and not withdrawn.

                  SECTION 1.2. The Offer. Nothing in this Agreement shall require Kellwood to announce or commence the Offer or to purchase the Shares. Nothing in this Agreement shall prohibit or restrict Kellwood from acquiring the Shares or any other shares of capital stock of or other interests in or assets of, the Company, on terms as Kellwood may determine in its discretion.

                                   ARTICLE II

                          TRANSFER AND VOTING OF SHARES

                  SECTION 2.1. Restriction on Transfer of Shares. During the Term (as defined below), each Stockholder shall not (other than tendering Shares to Merger Sub, pursuant to the transactions described in the Merger Agreement), directly or indirectly, (a) sell, assign, transfer, pledge, grant a security interest in or lien on or otherwise dispose of or encumber any of its Shares or relinquish control of the voting power with respect to any of its Shares, (b) deposit any of its Shares into a voting trust, enter into a voting agreement or arrangement or grant any proxy (except a proxy under the proxy statement, if any, voted in accordance with this Agreement) with respect to any of its Shares, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer, pledge, grant of a security interest in or lien on or other disposition of or encumbrance on its Shares. For the purposes of this Agreement, "Term" shall mean the period from the date of execution of this Agreement until the earlier of the date of termination of the Merger Agreement or the date of the closing of the transactions contemplated thereby.

                  SECTION 2.2. Voting of Shares. During the Term, each Stockholder does hereby irrevocably agree to vote each of its Shares at every annual, special or adjourned meeting of the stockholders (including any consent in lieu of a meeting) of the Company (i) in favor of the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement, (ii) against any Acquisition Proposal (as defined in the Merger Agreement) involving the Company, or any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled, and (iii) in favor of any other matter relating to the consummation of the transactions contemplated by the Merger Agreement.

                  SECTION 2.3. Further Assurances. During the Term, each Stockholder shall take such further actions and execute such further documents and instruments as may reasonably be requested by Kellwood to carry out the provisions of this Agreement.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  Each Stockholder represents and warrants to Kellwood that:

                  SECTION 3.1. Valid Title, Etc.. The Stockholders are the sole, true, and lawful stockholders of record and beneficial owners (as defined in Rule 13d-3 of the Exchange Act) of the Shares with no restrictions on the rights of disposition pertaining thereto, except for any restrictions contemplated herein or arising under applicable securities laws. The Stockholders do not own any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company, except for the right to receive shares of Voting Common Stock upon conversion of shares of Class B Common Stock. The Stockholders have exclusive power to issue instructions with respect to the matters set forth in Article I of this Agreement, exclusive power to vote, exclusive power of disposition, exclusive power of conversion with respect to the Shares, and exclusive power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares beneficially owned by the Stockholders with no limitations, qualifications or restrictions on these rights, subject to applicable securities laws, the HSR Act and the terms of this Agreement.

                  SECTION 3.2. Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and, subject to necessary compliance, if any, with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and securities laws, as applicable, the consummation of the transactions contemplated hereby (i) are within the Stockholder's powers, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority and (iii) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Stockholder or to a loss of any material benefit of the Stockholder under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on the Stockholder or result in the imposition of any lien on any asset of the Stockholder other than any conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not (a) materially impair the ability of the Stockholder to perform its obligations under this Agreement or
(b) prevent or delay the consummation of any of the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by any Federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated by this Agreement, except for applicable requirements, if any, of Sections 13 and 16 of the Exchange Act, and the rules and regulations thereunder, and necessary filings under the HSR Act, if any.

                  SECTION 3.3. Binding Effect. This Agreement has been duly executed and delivered by the Stockholder and, assuming that this Agreement constitutes the valid and binding obligations of the other parties hereto, is the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

                  SECTION 3.5. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from the Stockholder in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

                                   ARTICLE IV

                          COVENANTS OF THE STOCKHOLDERS

                  Each Stockholder hereby covenants and agrees that:

                  SECTION 4.1. No Shopping. During the Term, the Stockholder, in its capacity as a stockholder of the Company, shall not directly or indirectly
(i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiry, proposal or offer from any person to acquire any of the business, property or capital stock of the Company or any direct or indirect subsidiary thereof, whether by merger, purchase of assets, tender offer or other transaction or (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek any of the foregoing; provided, that the foregoing shall not limit or affect any action taken by any employee of such Stockholder in such employee's capacity as a member of the board of directors of the Company.

                  SECTION 4.2. Conduct of Stockholder. During the Term, the Stockholder will not (i) take, agree or commit to take any action that would make any representation and warranty of the Stockholder hereunder inaccurate in any respect as of any time prior to the termination of this Agreement or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any representation or warranty from being inaccurate in any respect at any time, in each case except to the extent required by applicable law.

                  SECTION 4.3. Disclosure. The Stockholder hereby permits Kellwood to publish and disclose in the Offer documents (and all documents and schedules filed by Kellwood with the SEC) its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement; provided, that prior to any such publication or disclosure Kellwood shall provide each Stockholder a reasonable opportunity to review and comment upon the same and Kellwood agrees to use commercially reasonable efforts to incorporate such comments into the Offer documents and such other applicable documents.

                                    ARTICLE V

                                  MISCELLANEOUS

                  SECTION 5.1. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring the cost or expense.

                  SECTION 5.2. Additional Agreements. During the Term and subject to the terms and conditions of this Agreement, each of Kellwood and the Stockholders, in each Stockholder's capacity as a stockholder of the Company but not otherwise, agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which each party is a party or by which each party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement; provided, however, that the foregoing shall not limit or affect any action taken by any employee of such Stockholder in such employee's capacity as a member of the board of directors of the Company.

                  SECTION 5.3. Termination. This Agreement will terminate immediately and without further action by the parties hereto upon the first to occur of (i) the consummation of the Offer in accordance with its terms, and
(ii) the termination or expiration of the Offer in accordance with its terms.

                  SECTION 5.4. Specific Performance. The parties hereto agree that Kellwood may be irreparably damaged if for any reason any Stockholder failed to tender in the Offer, or tendered and attempted to withdraw, any Stockholder's Shares (or other securities covered by this Agreement) in accordance with the terms of this Agreement or to perform any of its other obligations under this Agreement, and that Kellwood would not have an adequate remedy at law for money damages in that event. Accordingly, Kellwood shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by any Stockholder. This provision is without prejudice to any other rights that Kellwood may have against the Stockholders for any failure to perform its obligations under this Agreement.

                  SECTION 5.5. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the party at its address set forth on the signature page hereto.

                  SECTION 5.6. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained in this Agreement shall not survive delivery of and payment for the Shares or the termination of this Agreement.

                  SECTION 5.7. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by all the parties hereto.

                  SECTION 5.8. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Kellwood may assign its rights and obligations to any affiliate of Kellwood and provided, further, that the Stockholders may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Kellwood.

                  SECTION 5.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                  SECTION 5.10. Jurisdiction. Each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of any court of the United States located in the State of Delaware or of any Delaware state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat this personal jurisdiction by motion or other request for leave from any court.

                  SECTION 5.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.


                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Tender and Voting Agreement to be duly executed as of the day and year first above written.

                                       KELLWOOD COMPANY

                                       By:  /s/ Hal J. Upbin
                                          --------------------------------------
                                       Name:    Hal J. Upbin
                                       Title:   Chairman, C.E.O. and President



                                       CITICORP VENTURE CAPITAL, LTD.

                                       By:  /s/ John D. Weber
                                          --------------------------------------
                                       Name:    John D. Weber
                                       Title:   Vice President



                                       CCT PARTNERS III, L.P.

                                       By:  /s/ Anthony Mirra
                                          --------------------------------------
                                       Name:    Anthony Mirra
                                       Title:   Secretary



                                       CITICORP MEZZANINE PARTNERS, L.P.

                                       By:     CITICORP CAPITAL INVESTORS, LTD.,
                                               its general partner

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title: